UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Axonic Alternative Income Fund

(Name of Registrant as Specified In Its Charter)

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Axonic Alternative Income Fund

520 Madison Avenue, 42nd Floor

New York, NY 10022

March 27, 2020

Dear Shareholder:

The Axonic Alternative Income Fund (the “Fund”) has obtained the written consent of a majority of its shareholders to elect Joshua M. Barlow, Charles D. Mires, and Thomas S. Vales (the “New Trustees”) to the Board of Trustees of the Fund (the “Board”), effective April 15, 2020. Therefore, in accordance with the Fund’s governing documents, the election of the New Trustees has been approved by the shareholders. Michael G. Doorley, Jeffrey J. Gary, and Richard M. Goldman, who currently serve as trustees on the Board, have each resigned from their role as trustees effective as of the same date.

We are not asking you for a proxy and you are requested not to send us a proxy. The enclosed information statement (the “Information Statement”) describes the New Trustees and related matters. As is described in the Information Statement, the New Trustees will be installed on April 15, 2020.

Should you have any questions or need additional information, please call the Fund at 833-429-6642.

Sincerely,

/s/ Clayton DeGiacinto
Clayton DeGiacinto President

Axonic Alternative Income Fund

520 Madison Avenue

42nd Floor

New York, NY 10022

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement.

This Information Statement is Available by calling the Fund at 833-429-6642.

This information statement describes the election of certain new trustees to the Board of Trustees (the “Board”) of Axonic Alternative Income Fund (the “Fund”). Pursuant to authority contained in the Fund’s Declaration of Trust, a majority of the Fund’s outstanding shares of beneficial interest has approved and consented in writing to the election of the new trustees. This information statement is being furnished for informational purposes only by the Board.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Election of New Trustees

Michael G. Doorley, Jeffrey J. Gary, Richard M. Goldman, and Clayton DeGiacinto have comprised the Board since the Fund’s inception in 2018, having been elected by the Fund’s initial shareholder. Mr. Doorley, Mr. Gary, and Mr. Goldman have each served as an independent trustee of the Fund since that time, it having been determined that each is not an “interested person” of the Fund (an “Independent Trustee”), as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). In a letter dated March 23, 2020, Mr. Doorley, Mr. Gary, and Mr. Goldman each resigned from the Board, with such resignation to take effect upon the election of his successor.

On March 23, 2020 (the “Consent Date”), a majority of the shareholders of the Fund, acting by written consent in lieu of a meeting (the “Written Consent”) pursuant to the authority granted in the Fund’s Declaration of Trust, approved the election of Joshua M. Barlow, Charles D. Mires, and Thomas S. Vales (collectively, the “New Trustees”) to serve as new Independent Trustees of the Fund, with such election to be effective April 15, 2020. Each of the New Trustees has agreed to serve an indefinite term and to serve until his successor is duly elected and qualified. Mr. DeGiacinto, having been previously elected by the Fund’s shareholders, will remain on the Board as a trustee.

The New Trustees were recommended for positions as trustees by Mr. DeGiacinto and Axonic Capital LLC, the investment adviser of the Fund (the “Adviser”). Each of the New Trustees serves as a trustee to the Axonic Funds, an open-end investment company for which the Adviser also serves as the investment adviser. The change in the Board is therefore being made in order to realize certain efficiencies across the two boards of trustees and is not and should not be interpreted as the result of any wrongdoing or breach of fiduciary obligations on the part of the Independent Trustees.

As of the Consent Date, 72,384.165 shares of the Fund were issued and outstanding. Shareholders holding 42,511.16 shares of beneficial interest of the Fund, or 58.72% of outstanding shares as of the Consent Date, approved and consented to the above-mentioned actions by means of the Written Consent.

The approval and consent in writing by the majority shareholders of the Fund was sufficient under the Fund’s Declaration of Trust to elect the New Trustees. Accordingly, the election of the New Trustees will not be submitted to the other shareholders of record of the Fund for their approval. The New Trustees will be installed on April 15, 2020. At that time, the resignation of Messrs. Doorley, Gary, and Goldman will take effect.

Information about the Board of Trustees, Officers and Principal Shareholders

The Board is responsible for the oversight of the management of and service providers to the Fund. The Board approves all significant agreements between the Fund and those companies that furnish services to the Fund, reviews performance of the Fund, and oversees activities of the Fund. This section provides information about the persons who serve as Trustees and Officers to the Fund, respectively, as well as the entities that provide services to the Fund.

Trustees and Officers. Following are the Trustees and Officers of the Fund their ages and addresses, their present positions with the Fund, and their principal occupations during the past five years. Those Trustees who are “interested persons” (as defined in the 1940 Act), by virtue of their affiliation with either the Fund or the Adviser, are indicated in the table.

Name, Address, and Age	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen	Other Directorships During the Past 5 Years
Current Independent Trustees
Michael G. Doorley 520 Madison Avenue, 42nd Floor New York, NY 10022 Year of Birth: 1955	Independent Trustee	2018 until April 15, 2020	Founder, US Debt Forum (company focused on ideas to reduce the US national debt) (since 2016); Executive Vice President and Chief Operating Officer, Thornburg Investment Management, Inc. (registered investment adviser) (2013 - 2016).	1	Trustee, Harvest Volatility Edge Trust (since 2017); Director, Thornburg Global Investments, Plc. (Chairman) (2015 - 2017); Director, Santa Fe Opera (2015 - 2017).
Jeffrey J. Gary 520 Madison Avenue, 42nd Floor New York, NY 10022 Year of Birth: 1962	Independent Trustee	2018 until April 15, 2020	Retired. Senior Portfolio Manager, Avenue Capital (investment management firm) (2012 - 2018).	1	Independent Director and Audit Committee Chair; National Holdings Corporation (NASDAQ: NHLD) (since 2019).
Richard M. Goldman 520 Madison Avenue, 42nd Floor New York, NY 10022 Year of Birth: 1961	Lead Independent Trustee	2018 until April 15, 2020	Managing Member, Becket Capital, LLC (advisory services firm) (since 2012).	1	Trustee, O’Shares Investments ETF Trust (since 2016); Trustee, Harvest Volatility Edge Trust (since 2017); Trustee, Trinitas Capital Management, LLC (since 2017).
New Independent Trustees
Joshua M. Barlow 520 Madison Avenue, 42nd Floor New York, NY 10022 Year of Birth: 1978	Independent Trustee	Beginning April 15, 2020, Indefinite Term	Managing Director, Valhalla Fiduciary (June 2018 – present) (an investment management consulting firm); Head of Operational Due Diligence and Accounting and other positions, PAAMCO (Pacific Alternative Asset Management Company, LLC) (March 2006 – June 2018).	Two	Axonic Funds
Charles D. Mires 520 Madison Avenue, 42nd Floor New York, NY 10022 Year of Birth: 1960	Independent Trustee	Beginning April 15, 2020, Indefinite Term	Director, CIB Marine Bancshares, Inc. (2010 – present); Retired from full time employment December, 2015; Director of Fixed Income, Alternative Strategies, and Third Party Mandates, Franklin Street Partners (an investment advisory firm) (2011- 2015).	Two	CIB Marine Bancshares, Inc.; Axonic Funds
Thomas S. Vales 520 Madison Avenue, 42nd Floor New York, NY 10022 Year of Birth: 1964	Independent Trustee	Beginning April 15, 2020, Indefinite Term	Chief Executive Officer, TMC Bonds LLC (an alternative trading system for fixed income securities) (2000 – 2019); Member, FINRA Fixed Income Advisory Committee (2016-2018).	Two	Axonic Funds**
Interested Trustee*
Clayton DeGiacinto*** 520 Madison Avenue, 42nd Floor New York, NY 10022 Year of Birth: 1972	Trustee, President (Principal Executive Officer)	Since 2018; Indefinite Term	Managing Member and Chief Investment Officer, Axonic Capital LLC (2010 – present)	Two	Axonic Funds
Officers
John Kelly 520 Madison Avenue, 42nd Floor New York, NY 10022 Year of Birth: 1978	Treasurer (Principal Financial Officer)	Since 2019; Indefinite Term	Chief Financial Officer, Axonic Capital LLC (2017 – present); Controller, J. Goldman & Co. LP (June 2015- 2017); Manager of Financial Reporting, Moore Capital Management LP (2003 – 2015).	n/a	n/a
Joseph Grogan 520 Madison Avenue, 42nd Floor New York, NY 10022 Year of Birth: 1980	Secretary; Chief Compliance Officer	Secretary since 2018, Chief Compliance Officer since 2019; Indefinite Term	Chief Compliance Officer, Axonic Capital LLC (February 2018 – present); Chief Compliance Officer, Axonic funds (December 2019 – present); Chief Compliance Officer, Claren Road Asset Management, LLC (January 2015 – February 2018); Director of Compliance, Claren Road Asset Management, LLC (July 2011 – January 2015).	n/a	n/a

*	The Fund Complex consists of the Fund and the Axonic Strategic Income Fund, the sole series of the Axonic Funds, a registered open-end investment company for which Axonic Capital LLC also serves as the investment adviser.
**	Mr. Vales will become an independent trustee on the Board of Trustees of the Axonic Funds effective April 15, 2020.
***	The Interested Trustee is an Interested Trustee because he is the Managing Member and Chief Investment Officer of the Adviser.

Board Structure. The Board has structured itself in a manner that it believes allows it to perform its oversight function effectively. It has established three standing committees—an Audit Committee, a Nominating and Governance Committee, and a Valuation Oversight Committee—that are discussed in greater detail below under “Trustee Standing Committees.” At least a majority of the Board is comprised of Independent Trustees who are not affiliated with the Adviser, the principal underwriter, or their affiliates. The Committees are each comprised entirely of Independent Trustees.

Except for any duties specified herein or pursuant to the Fund’s Declaration of Trust and By-Laws, the designation of Chairman does not impose on Mr. DeGiacinto any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Board. As Chairman, Mr. DeGiacinto acts as a spokesperson for the Trustees in between meetings of the Board, serves as a liaison for the Trustees with the Fund’s service providers, officers, and legal counsel to discuss ideas informally, and participates in setting the agenda for meetings of the Board and separate meetings or executive sessions of the Independent Trustees. As noted, the majority of the Board is comprised of Independent Trustees, and the Board believes that maintaining a Board that has a majority of Independent Trustees allows the Board to operate in a manner that provides for an appropriate level of independent oversight and action. In accordance with applicable regulations regarding the governance of the Fund, the Independent Trustees meet in a separate quarterly executive session in conjunction with each quarterly meeting of the Board during which they review matters relating to their independent oversight of the Fund and consult with counsel to the independent trustees.

The Board reviews annually the structure and operation of the Board and its committees. The Board has determined that the composition of the Board and the function and composition of its various committees provide the appropriate means and communication channels to address any potential conflicts of interest that may arise. During the fiscal year ended October 31, 2019, the Board held four regularly scheduled meetings and one special meeting. Each of the then-current Trustees attended 75% or more of the Board meetings and 75% or more of the meetings of each committee on which he served. Unlike public operating companies, mutual funds do not typically hold annual shareholder meetings. Accordingly, the Fund is not required to hold annual meetings of Shareholders under its Declaration of Trust, and the Fund does not have a policy pertaining to attendance at annual shareholder meetings by members of the Board.

Board Oversight of Risk Management. As part of its oversight function, the Board receives and reviews various risk management reports and discusses these matters with appropriate management and other personnel. Because risk management is a broad concept comprised of many elements (e.g., investment risk, issuer and counterparty risk, compliance risk, operational risks, business continuity risks, etc.), the oversight of different types of risks is handled in different ways. For example, the Audit Committee meets with the Treasurer and the Fund’s independent registered public accounting firm to discuss, among other things, the internal control structure of the Fund’s financial reporting function. The Board meets regularly with the Chief Compliance Officer to discuss compliance and operational risks and how they are managed. The Board and Valuation Oversight Committee also receive reports from the Adviser as to investment and other risks of the Fund.

Qualification of Trustees. The Board has considered each Trustee’s experience, qualifications, attributes and skills in light of the Board’s function and the Fund’s business and structure, and has determined that each Trustee possesses experience, qualifications, attributes and skills that enable the Trustee to be an effective member of the Board. In this regard, the Board has considered the following specific experience, qualifications, attributes and/or skills for each Trustee:

Current Trustees. Mr. DeGiacinto has over 16 years of experience in the financial services and investment management industry and founded the Adviser in 2010. Mr. DeGiacinto has served in a variety of management roles throughout his career. Mr. Doorley has extensive experience in the investment management business. He served as Executive Vice President and Chief Operating Officer of Thornburg Investment Management, Inc., an SEC registered investment adviser. He also served as a Trustee on the Board of Trustees of Thornburg Global Investments, Plc. In 2016, Mr. Doorley founded US Debt Forum, a start-up company organized to solicit ideas to reduce the US national debt. Mr. Doorley qualifies as an Audit Committee Financial Expert. Mr. Gary has over 20 years of experience in the investment management industry. Mr. Gary was a Senior Portfolio Manager at Avenue Capital from 2012 through 2018, and served as a portfolio manager for mutual funds and hedge funds for over 20 years. Mr. Gary is also a Certified Public Accountant and qualifies as an Audit Committee Financial Expert. Mr. Goldman founded and is a Managing Member of Beckett Capital, a firm that advises and partners with financial services and asset management chief executive officers and executive teams on accelerating business growth and the enhancement of shareholder value. Mr. Goldman has extensive experience in the investment management business, including serving as Chief Operating Officer of Guggenheim Investments and the Chief Executive Officer of Rydex Investments.

New Trustees. Mr. Barlow has been active in the asset management industry since 2007 in various operational due diligence and accounting roles. He also serves as an independent director for a number of private investment funds and is a Certified Public Accountant and a Chartered Alternative Investment Analyst. From 2006 to June 2018, Mr. Barlow served as an internal fund director representing PAAMCO for the following funds for which the Adviser serves as investment adviser: OC 523 Master Fund, Ltd., OC 523 Offshore Fund, Ltd., and NB 523 Offshore Fund, Ltd. From 2018 to present, Mr. Barlow has served as an independent, non-executive director for the following funds for which the Adviser serves as investment adviser: OC 523 Master Fund, Ltd., OC 523 Offshore Fund, Ltd., and NB 523 Offshore Fund, Ltd. Mr. Mr. Mires has experience in and knowledge of the financial industry as an investor, serving in a number of different portfolio management roles since 1987. Mr. Mires also has served as Director of a bank holding company since 2010. Mr. Mires is a Chartered Financial Analyst. Mr. Vales has experience in and knowledge of the financial industry, having served as the CEO and Chairman of the Board of an alternative trading system for fixed income securities for almost 20 years. Mr. Vales is also a Chartered Financial Analyst and has passed the Series 7, Series 24, Series 53, and Series 63 exams.

The Board believes that each of the Trustees’ experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that they possess the requisite skills and attributes to carry out oversight responsibilities with respect to the Fund. The Board has further determined that each of the Trustees’ careers and background, combined with their interpersonal skills and general understanding of financial and other matters, enable the Trustees to effectively participate in and contribute to the Board’s functions and oversight of the Fund. References to the qualifications, attributes and skills of Trustees are pursuant to requirements of the SEC, do not constitute holding out by the Board or any Trustee as having any special expertise or experience, and shall not impose any greater responsibility on any such person or on the Board by reason thereof.

Trustee Standing Committees. The Trustees have established the following standing committees:

Audit Committee: The Audit Committee is comprised of all of the Independent Trustees. The function of the Audit Committee is to review the scope and results of the annual audit of the Fund and any matters bearing on the audit or the Fund’s financial statements and to ensure the integrity of the Fund’s financial reporting. The Audit Committee also recommends to the Board the annual selection of the independent registered public accounting firm for the Fund, and it reviews and pre-approves audit and certain non-audit services to be provided by the independent registered public accounting firm. The Committee also assists the Board in overseeing the review of financial and administrative reports and discussing with the Fund’s management financial and administrative matters relating to the Fund. The Audit Committee operates pursuant to a charter, which is included as Exhibit A. The Audit Committee met two times during the fiscal year ended October 31, 2019.

Nominating and Governance Committee: The Nominating and Governance Committee, comprised of all the Independent Trustees, is responsible for seeking and reviewing candidates for consideration as nominees for Trustees. The Nominating and Governance Committee has a policy in place for considering Trustee candidates recommended by shareholders. Nomination submissions must be accompanied by all information relating to the recommended nominee that is required to be disclosed in solicitations or proxy statements for the election of Trustees, as well as information sufficient to evaluate the individual’s qualifications. Nomination submissions should be sent to:

Secretary, Axonic Alternative Income Fund

c/o Axonic Capital LLC

520 Madison Avenue, 42nd Floor

New York, NY 10022

In determining candidates’ qualifications for Board membership, the Nominating and Governance Committee may consider all factors it determines to be relevant to fulfilling the role of being a member of the Board. The Governance Committee considers the nature of and time involved in a candidate’s service on other boards in evaluating whether such service may impair the candidate’s ability to objectively and effectively serve on the Board, and the potential existence of material conflicts of interest. In the absence of contrary information, the Governance Committee is entitled to rely on answers provided in writing by a candidate to a Trustees and Officers Questionnaire prepared by counsel to the Fund.

The Governance Committee generally identifies Trustee candidates based on recommendations from Fund management, Trustees, Fund counsel and other advisers to the Trustees. The Governance Committee’s process does not vary depending upon the source of the recommendation. The Governance Committee reviews a nominee candidate’s qualifications and, if desired, may meet with the nominee candidate either individually or as a group and then discuss the nominee candidate with the other Governance Committee members. While the Governance Committee has not established any specific minimum qualifications that must be met by a prospective nominee for a Trustee position, the Governance Committee generally considers, among other factors, the following: (i) the candidate’s knowledge in matters relating to the mutual fund industry; (ii) any experience possessed by the candidate as a director or senior officer of a public company; (iii) the candidate’s educational background; (iv) the candidate’s reputation for high ethical standards and professional integrity; (v) any specific financial, technical or other expertise possessed by the candidate, and the extent to which such expertise would complement the Board’s existing mix of skills, core competencies and qualifications; (vi) the candidate’s perceived ability to contribute to the ongoing functions of the Board, including the candidate’s ability and commitment to attend meetings regularly and work collaboratively with other members of the Board; (vii) the candidate’s ability to qualify as an Independent Trustee and any other actual or potential conflicts of interest involving the candidate and the Fund; and (viii) such other factors as the Committee determines to be relevant in light of the existing composition of the Board and any anticipated vacancies. While the Board has not adopted a specific policy on diversity, it takes overall diversity into account when considering and evaluating nominees for Trustee.

The Nominating and Governance Committee also assists the full Board in connection with matters relating to the compliance of the Fund and its service providers with applicable laws. The Committee meets on an as needed basis. The Nominating and Governance Committee met one time during the fiscal year ended October 31, 2019. The Nominating and Governance Committee operates pursuant to a charter, which is included as Exhibit B.

Valuation Oversight Committee: The Valuation Oversight Committee, comprised of all the Independent Trustees, oversees valuation matters of the Fund delegated to the Adviser’s Valuation Oversight Committee, including the fair valuation determinations and methodologies proposed and utilized by the Adviser’s Valuation Oversight Committee, reviews the Fund’s valuation procedures and their application by the Adviser’s Valuation Oversight Committee, reviews pricing errors and procedures for calculation of NAV of the Fund and responds to other matters deemed appropriate by the Board. The actions of the Valuation Oversight Committee are reviewed and ratified by the Board. The Valuation Oversight Committee meets at least annually, and the Committee met three times during the fiscal year ended October 31, 2019.

Beneficial Equity Ownership Information.

The table below shows for each Trustee, the amount of Fund equity securities beneficially owned by each Trustee, and the aggregate value of all investments in equity securities of the Fund complex, as of a valuation date of March 23, 2020 and stated as one of the following ranges: A = None; B = $1-$10,000; C = $10,001-$50,000; D = $50,001-$100,000; and E = over $100,000.

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen By Trustee in Family of Investment Companies*
Current Trustees
Clayton DeGiacinto	E	E
Michael G. Doorley	A	A
Jeffrey J. Gary	A	A
Richard M. Goldman	A	A
New Trustees*
Joshua M. Barlow	A	A
Charles D. Mires	E	E
Thomas S. Vales	A	A

*	As of April 15, 2020, each New Trustee also serves on the Board of Trustees of the Axonic Funds, the sole series of which, the Axonic Strategic Income Fund, has the same investment adviser as the Fund.

Compensation. Officers of the Fund and Trustees who are “interested persons” of the Fund or the Adviser will receive no salary or fees from the Fund. Each Trustee who is not an “interested person” receives an annual retainer of $17,500, as well as a fee of $2,500 for each regularly scheduled Board meeting attended in person and $500 for each Board meeting attended by telephone. The Fund reimburses each Trustee and officer for his or her travel and other expenses relating to attendance at Board or Committee meetings. The table below provides information regarding the Trustees’ compensation during the fiscal year ended October 31, 2019:

Name of Trustee**	Aggregate Compensation From the Fund*	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Trustees**
Current Independent Trustees
Michael G. Doorley	$22,500	None	None	$22,500
Jeffrey J. Gary	$22,500	None	None	$22,500
Richard M. Goldman	$22,500	None	None	$22,500
New Independent Trustees
Joshua M. Barlow	None	None	None	None
Charles D. Mires	None	None	None	None
Thomas S. Vales	None	None	None	None
Interested Trustees
Clayton DeGiacinto	None	None	None	None

*	Figures reflect the amount of compensation received be each Trustee as of the date of this Information Statement.
**	The Fund Complex consists of the Fund and the Axonic Strategic Income Fund, the sole series of the Axonic Funds, a registered open-end investment company for which Axonic Capital LLC also serves as the investment adviser.

Control Persons and Principal Holders of Voting Securities. As of the Consent Date, the Trustees and Officers of the Fund owned beneficially (i.e., had direct or indirect voting and/or investment power) 35.43% of the shares of the Fund.

As of the Consent Date, the following shareholders owned of record more than 5% of the outstanding shares of beneficial interest of the Fund. Except as provided below, no person is known by the Fund to be the beneficial owner of more than 5% of the outstanding shares of the Fund as of the Consent Date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Axonic Capital LLC 520 Madison Ave New York, NY 10022	4,273.51	5.90%
Matthew Weinstein 161 15th Street New York, NY 10011	4,275.22	5.91%
SEI Private Trust Company 1 Freedom Valley Dr Oaks, PA 19456	10,429.30	14.41%
Joshua Abramson 149 18th Street New York NY 10003	10,662.46	14.73%
Peter Schendel 100 West 18th St New York, NY 10011	21,367.56	29.52%
Clayton DeGiacinto & Cynthia DeGiacinto 145 Hudson St. New York, NY 10013-2164	21,376.11	29.53%

Information about the Auditor.

The Board has selected Cohen & Company, Ltd. to serve as the independent public accountant of the Fund (the “Principal Accountant”) for the current fiscal year. The Principal Accountant also served as the independent public accountant of the Fund for the fiscal year ended October 31, 2019.

Audit Fees. The aggregate fees billed for professional services rendered by the Principal Accountant for the audit of the Fund’s annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal period from December 28, 2018 (commencement of operations) through October 31, 2019, were $35,000.

Audit-Related Fees. The aggregate fees billed for the fiscal period from December 28, 2018 (commencement of operations) through October 31, 2019, for assurance and related services by the Principal Accountant that are reasonably related to the performance of the audit of the Fund’s financial statements and are not reported under paragraph (a) of this Item were $0.

Tax Fees. The aggregate fees billed for the fiscal period from December 28, 2018 (commencement of operations) through October 31, 2019, for professional services rendered by the Principal Accountant for tax compliance, tax advice, and tax planning were $6,500.

All Other Fees. The aggregate fees billed for the fiscal period from December 28, 2018 (commencement of operations) through October 31, 2019, for products and services provided by the Principal Accountant, other than the services reported above as Audit Fees, Audit-Related Fees, or Tax Fees, were $0.

The aggregate non-audit fees billed by the Fund’s accountant for services rendered to the Fund was $6,500 (tax fees), and the aggregate non-audit fees billed by the Principal Accountant for services rendered to the Fund’s investment adviser, and any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Fund for the fiscal period from December 28, 2018 (commencement of operations) through October 31, 2019, was $0.

Pre-Approval Policies & Procedures. The Chairperson of the Audit Committee is authorized to pre-approve: (1) audit services to the Fund; (2) non-audit tax or compliance consulting or training services provided to the Fund by the independent accountant if the fees for any particular engagement are not anticipated to exceed a specified dollar amount; and (3) non-audit tax or compliance consulting or training services provided by the independent accountant to the Fund’s investment adviser or an affiliate (where preapproval is required because the engagement relates directly to the operations and financial reporting of the Fund) if the fee to the independent accountant for any particular engagement is not anticipated to exceed a specified dollar amount. For any such pre-approval sought from the Chairperson, Fund management or the independent accountant shall prepare a brief description of the proposed services. Any pre-approvals will be presented to the Committee at its next regularly scheduled meeting. In the last fiscal year (ended October 31, 2019), there were no non-audit services approved or required to be approved by the Fund’s Audit Committee pursuant to 17 CFR 210.2–01(c)(7)(i)(C).

Review of Financial Statements. The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended October 31, 2019 with management. The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission. The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Fund’s annual report to shareholders for the fiscal year ended October 31, 2019 for filing with the Commission.

The Audit Committee during the applicable period was comprised of Mr. Michael G. Doorley, Mr. Jeffrey J. Gary, and Mr. Richard M. Goldman.

Additional Information. Unless the Fund has received contrary instructions, only one copy of this information statement will be mailed to a given address where two or more shareholders share that address. Additional copies of the information statement will be delivered promptly upon request. Requests may sent to Axonic Alternative Income Fund, PO Box 219576, Kansas City, MO 64121-9576, or made by calling the Fund toll-free at 833-429-6642.

ADDITIONAL FUND INFORMATION

General Information and Mailing Address. The Fund is an closed-end registered management investment company under the 1940 Act, and is organized as a Delaware statutory trust. The mailing address of the Fund is c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1100, Denver, CO 80203.

Adviser. Axonic Capital LLC, 520 Madison Avenue, 42nd Floor, New York, New York 10022, an investment adviser registered with the SEC under the Advisers Act, serves as the investment adviser to the Fund. The Adviser serves in that capacity pursuant to an investment advisory agreement with the Fund. Subject to the authority of the Board, the Adviser provides guidance and policy direction in connection with its daily management of the Fund’s assets. The Adviser is also responsible for the selection of broker-dealers for executing portfolio transactions, subject to the brokerage policies approved by the Board.

As full compensation for the investment advisory services provided to the Fund, the Adviser receives monthly compensation from the Fund computed at the annual rate of 1.25% of the Fund’s average daily net assets (the “Management Fee”). The Adviser has entered into an Expense Limitation Agreement with the Fund, under which the Adviser has contractually agreed to waive its fees and/or reimburse certain expenses (inclusive of any organizational and offering costs, but exclusive of any taxes, interest on borrowings, dividends on securities sold short, brokerage commissions, 12b-1 fees, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization and extraordinary expenses) to limit the Fund’s Total Annual Fund Operating Expenses after Fee Waiver/Expense Reimbursement to 2.00% of the Fund’s average daily net assets (the “Expense Limit”) through February 29, 2021. The Expense Limit excludes certain expenses and, consequently, the Fund’s Total Annual Fund Operating Expenses after Fee Waiver/Expense Reimbursement may be higher than the Expense Limit. The contractual waiver and expense reimbursement may be changed or eliminated at any time by the Board of Trustees, on behalf of the Fund, upon 60 days’ written notice to the Adviser. The contractual fee waiver and expense reimbursement may not be terminated by the Adviser without the consent of the Board of Trustees. The Adviser may recoup from the Fund any waived amount or reimbursed expenses pursuant to this agreement if such recoupment does not cause the Fund to exceed the current Expense Limit or the Expense Limit in place at the time of the waiver or reimbursement (whichever is lower) and the recoupment is made within three years after the end of the month in which the Adviser incurred the expense.

Distributor. ALPS Distributors, Inc., (the “Distributor”), 1290 Broadway, Suite 1100, Denver, CO 80203, serves as the Fund’s principal underwriter in a continuous public offering of the Fund’s shares. Pursuant to a distribution agreement between the Fund and the Distributor (the “Distribution Agreement”), the Distributor acts as the Fund’s principal underwriter and distributor and provides certain administration services and promotes and arranges for the sale of the Fund’s shares. The Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority.

Administrator and Transfer Agent. ALPS Fund Services, Inc. (“ALPS Fund Services”), 1290 Broadway, Suite 1100, Denver, CO 80203, acts as administrator to the Fund pursuant to an Administration, Bookkeeping and Pricing Services Agreement. ALPS Fund Services provides certain administrative services to the Fund, including, among other responsibilities, preparation of the Fund’s financial statements and documents required to be filed for compliance by the Fund with certain applicable laws and regulations; arranging for the computation of performance data, including NAV and yield; responding to shareholder inquiries; and arranging for the maintenance of books and records of the Fund, and providing, at its own expense, office facilities, equipment and personnel necessary to carry out its duties.

DST Systems, Inc. (“DST Systems”), located at 430 West 7th Street, Kansas City, MO 64105 -1407, serves as the Fund’s transfer agent pursuant to a services agreement. Pursuant to the Fund’s Services Agreement with DST Systems, DST Systems receives fees from the Fund for services performed as transfer agent.

Financial Information. A copy of the Annual Report for the Fund for the most recent fiscal year ended (i.e., October 31, 2019), including financial statements, has previously been mailed to shareholders. Upon request, the Fund will furnish, without charge, to any of its shareholders a copy of the Annual Report of the Fund for its most recent fiscal year and a copy of its semiannual report for any subsequent semiannual period. Requests may be made in writing to the Fund c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1100, Denver, CO 80203, or by calling the Fund toll-free at 833-429-6642.

Shareholder Communications. The Fund does not intend to, and is not required to hold annual meetings of shareholders, except under certain limited circumstances. The Board of does not believe a formal process for shareholders to send communications to the Board is appropriate due to the in-frequency of shareholder communications to the Board. If a shareholder wishes to send a communication to the Board, or to a specified Trustee, the communication should be submitted in writing to the Fund c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1000, Denver, CO 80203, who will forward such communication to the Trustee(s).

Multiple Shareholders in a Household. If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement (the “Materials”), unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of the Materials, the Fund will promptly deliver a separate copy of the Materials to you upon written or oral request. To receive a separate copy of the Materials, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact the Fund by writing to the Fund at 1290 Broadway, Suite 1100, Denver, CO 80203 or by calling, toll-free, 833-429-6642. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact the Fund at the telephone number or address stated above.

EXHIBIT A

AUDIT COMMITTEE CHARTER

1.	COMPOSITION

The Audit Committee (the “Committee”) of the Board of Trustees (the “Board”) of the Axonic Alternative Income Fund (the “Fund”) will be comprised of those members of the Board who are not “interested persons” of the Fund (the “Independent Trustees”), as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules thereunder who have been designated by the Board. The Committee will select one of its members to serve as Chairperson, who will serve as Chairperson of the Committee until his or her resignation or retirement, or his or her removal or replacement by the Committee.

2.	PURPOSE

The purpose of the Committee is to assist the Board in its oversight of: (1) the quality and objectivity of the Fund’s financial statements and the independent audit thereof; (2) the Fund’s accounting and financial reporting policies and practices; (3) the qualifications and independence of the Fund’s independent accountant; and (4) the performance of the internal audit function related to the Fund and the performance of the independent accountant. The function of the Committee is oversight. Fund management is responsible for maintaining appropriate systems for accounting and internal control over financial reporting, and it is the independent accountant’s responsibility to plan and carry out an audit in accordance with generally accepted auditing standards. Management of the Fund is also responsible for the preparation, presentation and integrity of the Fund’s financial statements and the actions of any third parties engaged to assist in or perform any of the foregoing functions.

The review of the Fund’s financial statements and related matters by the Committee is not an audit, nor does the Committee’s review substitute for the responsibilities of the Fund’s management for preparing, or the independent accountant for auditing, the financial statements. The members of the Committee are not acting as accountants or auditors, and it is not their responsibility to conduct “field work” or other types of auditing or accounting reviews or procedures.

3.	RESPONSIBILITIES AND DUTIES

The Board has authorized and directed the Committee to assume each of the following responsibilities and duties:

1.	To approve, prior to appointment, the engagement of the independent accountant annually to audit and to provide its opinion on the Fund’s financial statements; to recommend to the Board the selection, retention or termination of the Fund’s independent accountant and, in connection therewith, to review and evaluate matters potentially affecting the independence and capabilities of the accountant;
2.	To approve, prior to appointment, the engagement of the independent accountant to provide other audit services to the Fund or to provide non-audit services to the Fund, its investment adviser or any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the Fund, if the engagement relates directly to the operations and financial reporting of the Fund;
3.	To review and approve the fees proposed to be charged to the Fund by the independent accountant for each audit and non-audit service;
4.	To meet with the Fund’s independent accountant, including private meetings, as necessary or appropriate: (i) to review the arrangements for the scope of the annual audit and any special audits; (ii) to discuss any matters of concern relating to the Fund’s financial statements, including any adjustments to such statements recommended by the independent accountant or other audit results; and (iii) to receive and consider the independent accountant’s comments with respect to the Fund’s financial policies, procedures and internal accounting controls and Fund management’s responses thereto; 5. To receive, consider and review, at least annually, reports from the Fund’s independent accountant regarding: (i) all critical accounting policies and practices of the Fund to be used; (ii) all alternative accounting treatments for policies and practices related to material items that have been discussed with Fund management, including the potential ramifications of use of those treatments and the treatment preferred by the independent accountant; (iii) any accounting disagreements between the independent accountant and management; (iv) any material written communications between the independent accountant and management; and (v) all non-audit services provided to any entity in the Fund’s investment company complex that were not pre-approved by the Committee or pursuant to pre-approval policies and procedures established by the Committee and associated fees. If the foregoing annual communication is not made to the Committee within 90-days before the filing of an audit report with the Securities and Exchange Commission, the independent accountant must provide an update regarding any changes to the previously reported information in the 90-day period before the filing;
5.	To consider the effect upon the Fund or any series of any changes in accounting principles or practices proposed by management or the independent accountant;
6.	To receive and consider reports from Fund management of: (i) any significant deficiencies in the design or operation of the Fund’s internal control over financial reporting that could adversely affect the Fund’s ability to record, process, summarize and report financial data; (ii) any material weaknesses in the Fund’s internal control over financial reporting and any fraud, whether or not material, that involves management or other employees of the Fund who have a significant role in the Fund’s internal control over financial reporting; and (iv) to evaluate any corrective actions taken by management or that should be taken by management or the Board;

7.	To investigate improprieties or suspected improprieties in the Fund’s operations brought to the attention of the Committee;
8.	To review with the independent accountant, and financial accounting personnel, issues arising under the pricing and compliance procedures used for the Fund;
9.	To report its activities to the Board on a regular basis and as requested, and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate;
10.	To serve as an avenue of communication among Fund management; the Board and the independent accountant; and
11.	To perform such other functions as may be assigned to the Committee by law, the Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”), or by the Board. In performing his or her duties, each member of the Committee is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, prepared by or presented by any of the following, unless the Committee member has actual knowledge that such information, opinion, report or statement is inaccurate and should not be relied upon: (1) any trustee or officer of the Fund; (2) any director, officer or employee of the Fund’s investment adviser, distributor or other service provider to the Fund; or (iii) legal counsel or independent accountant.

4.	PRE-APPROVAL AUTHORITY FOR CHAIRPERSON

The Chairperson of the Committee is authorized to pre-approve: (1) audit services to the Fund; (2) non-audit tax or compliance consulting or training services provided to the Fund by the independent accountant if the fees for any particular engagement are not anticipated to exceed $5,000; and (3) non-audit tax or compliance consulting or training services provided by the independent accountant to the Fund’s investment adviser or an affiliate (where preapproval is required because the engagement relates directly to the operations and financial reporting of the Fund) if the fee to the independent accountant for any particular engagement is not anticipated to exceed $50,000. For any such pre-approval sought from the Chairperson, Fund management or the independent accountant shall prepare a brief description of the proposed services. Any pre-approvals will be presented to the Committee at its next regularly scheduled meeting.

5.	MEETINGS AND QUORUM

The Committee will meet as often as necessary or appropriate to discharge its responsibilities and duties. The Committee may meet either on its own or in conjunction with meetings of the Board. Meetings of the Committee may be held in person, by videoconference or by telephone, and may be called by the Chairperson or a majority of Committee members with reasonable advance notice. The Committee may meet privately and may admit nonmembers by invitation.

The majority of the members of the Committee will constitute a quorum for the transaction of business, and an act of a majority of the members of the Committee present at a meeting at which there is a quorum will be an act of the Committee. The Committee may take action by unanimous written consent in lieu of a meeting. Minutes of the meetings of the Committee will be prepared and circulated to all members of the Committee for review and comment in a timely manner. At the Board meeting next following a meeting of the Committee, the Committee will report to the Board and make appropriate recommendations based on the Committee’s activities.

6.	RESOURCES AND AUTHORITY

The Committee will have the resources and authority appropriate to discharge its responsibilities and duties, including the authority to retain and consult with counsel concerning legal questions and to engage other experts or consultants for any purposes deemed necessary in performing its functions at the expense of the Fund. The Committee has the sole authority to approve related fees and retention terms. The Committee may request such information and analyses and access to Fund officers, agents, representatives and service providers, including the investment adviser, as may be necessary or appropriate for the Committee to carry out its responsibilities.

In the event of any inconsistency between this Audit Committee Charter and the Declaration of Trust, the provisions of the Declaration of Trust will prevail.

7.	REVIEW

The Committee will annually review this Charter and recommend any proposed changes to the Board. This Charter, and any amendments thereto, will be maintained in the records of the Fund.

Adopted November 29, 2018

EXHIBIT B

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Governance and Nominating Committee Membership and Purposes

The Nominating and Corporate Governance Committee (the “Governance Committee”) of the Axonic Alternative Income Fund (the “Fund”) shall be composed solely of members of the Board of Trustees of the Fund (“Board”) who are not “interested persons” of the Fund (“Independent Trustees”), as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (“1940 Act”) and the rules thereunder. The Governance Committee shall consist of at least three Independent Trustees selected by the Board. The primary purposes of the Governance Committee are to consider and evaluate the structure, composition and operation of the Board, to evaluate and recommend individuals to serve on the Board, and to consider and make recommendations relating to the compensation of Independent Trustees.

Duties and Powers of the Governance Committee

1.	The Governance Committee shall coordinate with counsel to the Fund or to the Independent Trustees to establish and carry out a process for an annual evaluation by the Board of the performance of the Board and its various committees. The Governance Committee shall report to the Board the findings and recommendations from these evaluations.

2.	The Governance Committee shall periodically review the composition of the Board and each committee thereof and the backgrounds and skill sets of the Board and committee members to determine whether it may be appropriate to recommend adding or removing Trustees. The Governance Committee shall propose to the Board and the Independent Trustees changes to the number of positions on the Board and each committee. The Governance Committee shall also review as it deems necessary the responsibilities of any committees of the Board, whether there is a continuing need for each committee, whether there is a need for additional committees, and whether committees should be combined or reorganized and shall make recommendations to the Board on these matters.

3.	The Governance Committee shall recommend to the Independent Trustees of the Fund the selection and nomination of candidates for Independent Trustees, whether proposed to be appointed by the Board or to be elected by shareholders. The Governance Committee may consider recommendations for candidates from any source it deems appropriate. The Governance Committee shall evaluate candidates’ qualifications for Board membership and their independence from the Fund’s investment adviser and other principal service providers. The Governance Committee shall consider the effect of any relationships delineated in the 1940 Act or other types of relationships, e.g., business, financial or family relationships with the investment adviser(s) or other principal service providers, which might impair independence. In determining candidates’ qualifications for Board membership, the Governance Committee may consider all factors it may determine to be relevant to fulfilling the role of being a member of the Board. The Governance Committee shall consider the nature of and time involved in a candidate’s service on other boards in evaluating whether such service may impair the candidate’s ability to objectively and effectively serve on the Board, and the potential existence of material conflicts of interest. In the absence of contrary information, the Governance Committee is entitled to rely on answers provided in writing by a candidate to a Trustees and Officers Questionnaire prepared by counsel to the Fund.

4.	The Governance Committee shall nominate candidates for the various committees for selection by the Board. In determining candidates’ qualifications for committee membership, the Governance Committee may consider all factors it may determine to be relevant to fulfilling the role of being a member of the committee. The Governance Committee shall have the authority to establish policies concerning membership on all committees of the Fund, including rotation of membership and rotation of chairs.

5.	The Governance Committee shall review at least every two years the compensation paid to Independent Trustees, including the appropriateness and amount of any special compensation for specific positions or services, and shall recommend any proposed changes in compensation to the Independent Trustees as a group. If special board meetings are held during any year, the Governance Committee will determine whether additional compensation is appropriate on a case-by-case basis. The chair of the Governance Committee may propose an interim review of compensation.

6.	The Governance Committee shall review annually Trustees and Officers/Errors and Omissions insurance matters and report its findings and recommendations to the Board.

7.	The Governance Committee shall coordinate the review of all committee charters annually (or more often, if necessary to meet regulatory requirements).

8.	The Governance Committee is empowered to investigate and report on any other matter brought to its attention within the scope of its duties.

9.	The Governance Committee has the authority to retain, at the Fund’s expense, such advisers or experts, as the Governance Committee deems necessary or appropriate to fulfill its responsibilities. If the Governance Committee retains an adviser or, if any, expert, counsel to the Independent Trustees shall notify the Independent Chair and the Fund’s Treasurer of the amount of the fees and expenses to be charged for the adviser’s expert’s services (or estimates thereof).

10.	The Governance Committee shall review policy matters affecting the operation of the Board and Board committees no later than every two years and make such recommendations to the Board as deemed appropriate by the Governance Committee for the Board’s approval. As part of its review, the Governance Committee will consider whether the principles and practices have been, and are likely to continue to be, effective in enabling the Board to fulfill its responsibilities. The Governance Committee may also compare current practices to the expectations of shareholders; changes in the law or regulations; and the practices of other boards in the industry. The Governance Committee shall from time to time recommend to the Board any other policies concerning Board operations.

Operations of the Governance Committee

1.	The Governance Committee shall meet on a regular basis and at least annually and is empowered to hold special meetings as circumstances require. The chair or a majority of the members shall be authorized to call a meeting of the Governance Committee and send notice thereof. Notice of meetings shall be made to each member by any reasonable means at least one week in advance of a meeting, except two days’ notice of a meeting shall be sufficient when, in the judgment of the chair or a majority of the members, more notice is impractical or special circumstances exist requiring a meeting in less than a week’s time.

2.	The Governance Committee shall ordinarily meet in person; however, members may attend telephonically, and the Governance Committee may act by written consent, to the extent permitted by law and by the Fund’s bylaws.

3.	The Governance Committee shall have the authority to meet privately and to admit nonmembers individually by invitation.

4.	The Governance Committee may select one of its members to be the chair and may select a vice chair.

5.	A majority of the members of the Governance Committee shall constitute a quorum for the transaction of business at any meeting of the Governance Committee. The action of a majority of the members of the Governance Committee present at a meeting at which a quorum is present shall be the action of the Governance Committee.

6.	Reliance on Third Parties – In discharging their duties the members of the Governance Committee are entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers of the Fund whom the Governance Committee member reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, or other persons as to matters the Governance Committee member reasonably believes are within the person’s professional or expert competence; or (3) another Board committee.

7.	The Board shall adopt and approve this Charter and may amend it on the Board’s own motion. The Governance Committee shall review this Charter at least annually and recommend to the full Board any changes the Governance Committee deems appropriate.

Approved: November 29, 2018